EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the common stock of Talkspace, Inc. is filed on behalf of each of us.

Dated: May 15, 2025

Norwest Venture Partners XIII, LP

By

Genesis VC Partners XIII, LLC

Its

General Partner

By

NVP Associates, LLC

Its:

Managing Member

By:

/s/ Matthew De Dominicis

Name: Matthew De Dominicis

Title: Chief Financial Officer

Genesis VC Partners XIII, LLC

By

NVP Associates, LLC

Its:

Managing Member

By:

/s/ Matthew De Dominicis

Name: Matthew De Dominicis

Title: Chief Financial Officer

NVP Associates, LLC

By:

/s/ Matthew De Dominicis

Name: Matthew De Dominicis

Title: Chief Financial Officer

Promod Haque

By:

/s/ Matthew De Dominicis

Name:  Matthew De Dominicis

Title: Attorney-in-fact

Jeffrey Crowe

By:

/s/ Matthew De Dominicis

Name:  Matthew De Dominicis

Title: Attorney-in-fact

Jon E. Kossow

By:

/s/ Matthew De Dominicis

Name:  Matthew De Dominicis

Title: Attorney-in-fact